Exhibit 10.1

AVEANNA HEALTHCARE HOLDINGS INC.

SECOND AMENDMENT TO

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Amendment”), effective as of November 13, 2025 (the “Effective Date”), is made by and among (i) Aveanna Healthcare Holdings Inc., a Delaware corporation (the “Company”), (ii) BCPE Eagle Investor, LP (“Bain Sponsor”), (iii) (a) J.H. Whitney VII, L.P., (b) PSA Healthcare Investment Holding LLC and (c) PSA Iliad Holdings LLC (clauses (a), (b) and (c) together, “Whitney Sponsors”) (each, individually, a “Party” and together, the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, the Company and certain Stockholders entered into that certain Amended and Restated Stockholders Agreement, dated May 3, 2021 (as amended from time to time, the “Agreement”);

WHEREAS, Section 11(a) of the Agreement provides that the provisions of the Agreement may be amended, modified or waived only with the prior written consent of each Sponsor holding at least 1% of the outstanding shares of voting Company Capital Stock on a fully-diluted basis (each, a “Consenting Sponsor”); and

WHEREAS, Bain Sponsor and Whitney Sponsors, being the only Consenting Sponsors as of the Effective Date, and the Company desire to amend the Agreement as set forth herein pursuant to Section 11(a) of the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained in this Amendment, and other good and valuable consideration, and intending to be legally bound thereby, the Parties hereby agree as follows:

1.
Amendment.
a.
Section 1 of the Agreement is hereby amended to delete the definition of “Coordination Committee”.
b.
Section 3(a)(i) of the Agreement is hereby deleted and replaced in its entirety with the following:

(i) Public Transfers. Any Stockholder may, subject to the terms of the Registration Rights Agreement, sell, transfer, assign, pledge or otherwise directly or indirectly dispose of, whether with or without consideration and whether voluntarily or involuntarily or by operation of law (“Transfer” or, if used as a noun, a “Transfer”) any or all of such Stockholder’s Stockholder Shares without the consent of any other Person in a Public Sale; provided, that (x) in the case of an Other Stockholder, such Other Stockholder may only Transfer to the extent such Transfer would not result in the Relative Ownership Percentage of such Other Stockholder immediately following such Transfer being less than the Relative Ownership Percentage of the Sponsors immediately following such Transfer and (y) if, due to this Agreement, the Registration Rights Agreement or any other agreement, any Stockholders are deemed to constitute a single group for purposes of Rule 144 during any volume limit measurement period thereunder, such Stockholders will not be permitted to Transfer pursuant to Rule 144 during such measurement period more than their pro rata portion (determined, as of the commencement of such measurement period, as the percentage equal to (1) such Stockholder’s aggregate number of Stockholder Shares divided by (2) the applicable Stockholders’ aggregate number of Stockholder Shares) of the aggregate number of Stockholder Shares that may be Transferred by such Stockholders within the constraints of such volume limit during such measurement period; provided, further, that the Other Stockholders listed on Annex A hereto shall not be subject to the Transfer restrictions described in the foregoing clause; provided, further, that in the case of an Executive listed on Annex B hereto, such Executive may only Transfer Stockholder Shares to the extent that (x) such Transfer is pre-approved by the Compensation Committee of the Board and (y) the Transfer would not result in the Executive listed on Annex B being in non-compliance with the Company’s Stock Ownership Guidelines, as in effect on the date of the Transfer. Notwithstanding the foregoing or anything to the contrary in this Agreement, an Executive listed on Annex B shall be permitted to complete any Transfers (x) in connection with “sell to cover” or similar open market transactions to satisfy any exercise price or tax withholding obligations as a result of the exercise, vesting and/or settlement of the Company equity awards (including options and restricted stock units) that are held by such Executive and issued under the Company’s stock incentive plan or other equity award plan (such equity awards, the “Equity Awards”) and (y) to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including any Transfer to the Company for the payment of exercise price, tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to Equity Awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities. For the purposes of this Section 3(a)(i), “Relative Ownership Percentage” shall mean (A) with respect to the Stockholder Shares held by an Other Stockholder, a fraction (expressed as a percentage) (i) the numerator of which is the number of Stockholder Shares owned by such Other Stockholder immediately following the effective time of a Transfer and (ii) the denominator of which is the aggregate number of Stockholder Shares owned by such Other Stockholder at the time of the consummation of the IPO and (B) with respect to the Stockholder Shares held by the Sponsors, a fraction (expressed as a percentage) (i) the numerator of which is the aggregate number of Stockholder Shares owned by all of the Sponsors immediately following the effective time of such Transfer and (ii) the denominator of which is the aggregate number of Stockholder Shares owned by all of the Sponsors at the time of the consummation of the IPO.

c.
Section 3(a)(ii) of the Agreement is hereby deleted and replaced in its entirety with the following:

(ii) Cooperation. In connection with a proposed Transfer of Stockholder Shares by a Sponsor, the Company will provide, and will cause its controlled Affiliates to provide, such cooperation as may be reasonably requested by such Sponsor in connection with the prospective purchaser’s due diligence investigation of the Company and its controlled Affiliates, including providing such proposed purchaser with reasonable access to the material contracts, properties, books and records of the Company and its controlled Affiliates and reasonable access to management on reasonable notice, subject to any such prospective purchaser entering into a customary confidentiality agreement in favor of the Company.

d.
Section 8 of the Agreement is hereby deleted and replaced in its entirety with the following:

Section 8. [Reserved].

2.
Ratification of Binding Provisions. All other paragraphs, provisions, and clauses in the Agreement not modified by this Amendment shall remain in full force and effect as originally written.
3.
Electronic Delivery; Counterparts. This Amendment, to the extent signed and delivered by electronic transmission showing the signature of a Party, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person by such Party. At the request of any Party hereto, each other Party hereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto shall raise the use of electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through electronic means as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

* * * * *

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Effective Date.

AVEANNA HEALTHCARE HOLDINGS INC.

By:	/s/ Jeffrey Shaner
Name:	Jeffrey Shaner
Title:	Chief Executive Officer

[Signature Page to Amendment to Amended and Restated Stockholders Agreement]

BCPE EAGLE INVESTOR, LP

By: BCPE Eagle GP, LLC

Its: General Partner

By: Bain Capital Fund XI, L.P.

Its: Member

By: Bain Capital Partners XI, L.P.

Its: General Partner

By: Bain Capital Investors, LLC

Its: General Partner

By:	/s/ Devin O'Reilly
Name:	Devin O’Reilly
Title:	Authorized Signatory

[Signature Page to Amendment to Amended and Restated Stockholders Agreement]

J.H. WHITNEY VII, L.P.

By: J.H. WHITNEY EQUITY PARTNERS VII, LLC

Its: General Partner

By:	/s/ Robert Williams
Name:	Robert Williams
Title:	Authorized Signatory

PSA HEALTHCARE INVESTMENT HOLDING LLC

By:	/s/ Robert Williams
Name:	Robert Williams
Title:	Authorized Signatory

PSA ILIAD HOLDINGS LLC

By:	/s/ Robert Williams
Name:	Robert Williams
Title:	Authorized Signatory

[Signature Page to Amendment to Amended and Restated Stockholders Agreement]

Annex A

Other Stockholders Excluded from All Transfer Restrictions

Shane Brinkerhoff

Michael Young

Matthew Haglund

Patrick Cunningham

Rachel Witt

Chandra Burns

James Elkington

Neal McDowell

Victor Lira

Mike Muncy

Jim Melancon

Becky Hobson

Rocky Gonzalez

Patrick Gauthier

Dave Afshar

Shannon Drake

Richard Zoretic

Sheldon Retchin

Victor Ganzi

Erica Schwartz

Steve Rodgers

Brent Layton

Melissa Jean Akail

Melissa Wildermuth Akali

Austin J. Albury

Jaun M. Andrus

Anthony P. Angelo

Paula Marie Arnold

Jonathan Beckler

Veronica L. Benson

Joseph D. Bettini

Crystal Blackshear

Jeffrey Blair

Nataly Blair

Leanna Bryant

Eduardo Bueno

Aaron Burris

Diana Bustos

Sidney Ha Cananea

Erin Carrell

Monica Castillo

Chassie L. Chairs

Danielle Chattin

Amanda Cifuentes

Leah Clark

Andrew P. Clinton

Jennifer Jean Combs

Lindsey Cook

Claire V. Cooper

Janet Mary Daly

Angele Italia DAmico

Steven Davidson

Rob Dennis

Marianne Lynn Dernbach

Roxanna Smith Donahue

Jennifer Ellis

Vicki Emch

Ingrid Justine Emmons

Selena Escalante

Cindy Leigh Everett

Janet Fehler

Michael R. Fiorelli

Jelyne Floro

Barbara Folts

Danialle Foster

Kara A. Fremont

Linda J. Fussell

Juan Manuel M. Garcia

Dorothy M. Gartman

Terin Glaser

Tammy Gronski

Jaimie A. Hall

Kim Hancock

Michael Harrington

Guy Montgomery Harris

Najet Hawkins

Shannon Heath

Teri Lynn Henning

George Hernandez

Eduardo A. Hinojosa

Jennifer W. Hocutt

Jacqueline Holland

Oni Holley-Brown

Dustin Frederick Holston

Alan Daniel Horowitz

Matthew Housden

Harriett Howard

Robert L. Howren

Joshua K. Hubbard

Alexandria Idstein

Leslie Terranella Ivory

Derrian James

Michael Javitt

Cody Jennings

Trevor Karagias

Catherine Kilkenny

Lisa J. Klimek

Marcus Koenig

Elizabeth Kowalczyk

Carsa Kruppenbach

LaThanya Lancaster

Regina Loraine Lane

Robin Lee

Christina Lizaola-Barela

Lisa Gentilella Loesser

Sasha Miranda Loffio

Adam L. Marconi

Eileen P. Martin

Kevin Mcbride

Toni-Ann McSharry

Annette Felicia Michael

Daniella Marie Millan-Portillo

David Kenneth Milton

Richard Montgomery

Alma Morales

Wesley Moss

Chomba Mwenya

Koushan Noorbehesht

Klacie Joanne Norris

Victoria Oliveira-Stewart

Erik Ollestad

Laurie Otis

Tracy L. Parker

David Pearce

Mary Peck

Gino Pici

Renee Pina

Adrienne Pyle

Julian Ramos

Reynaldo Ramos

Kelly S Reppart

Mario Reyna

Sarah E. Roberts

Shelley Stockman Roberts

Kristina Rodriguez

Mary Rummelhart

Stephanie Russell

Stephanie Schlenger

Paul Seugling

Colleen K. Shade

Joseph Sharp

Danal Slay

Blake Smith

Kyle Joseph Smith

Kate M. Speer

Meredith Spencer

Peyton K. Stephens

Nathan Stitley

Martin Stoleroff

Timothy Swann

Eric Sweeney

Susan M. Tamburin

Lisa K. Teel

Bryce Trammell

Linda Trelstad

Loredana Vacarasu

Baobay Xiong Vang

Victoria Vasquez

Brandon Wakil

Karlene Watts

Melissa M. Wilbanks

Ashley Price Wilcox

Amanda Wright

Kelly Ann York

Annex B

Executives

Rodney Windley

Jeffrey Shaner

Matthew Buckhalter

Deborah Stewart

Jerry Perchik

Ed Reisz

Kristy Rohwedder